EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Diebold Nixdorf, Incorporated:

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-32960, 33-54677 and 333-162037) pertaining to the Diebold, Incorporated 401(k) Savings Plan for our report dated June 29, 2021 with respect to the financial statements and schedule of the Diebold, Incorporated 401(k) Savings Plan included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2020.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY
BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio
June 29, 2021